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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference to the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-87548) and to the Registration Statement on Form S-8 (File No. 333-106514) and to the Post-Effective Amendment No. 1 to the Registration Statements on Form S-11 (File Nos. 333-84876 and 333-84878) on Form S-3 of Trizec Properties, Inc. of our report dated February 27, 2004, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


/s/  PricewaterhouseCoopers LLP

Chicago, Illinois
March 12, 2004